Exhibit 10.29

Labour Contract

ARTICLE 1. GENERAL PROVISIONS

In accordance with the “Labour Law of P.R.C”, “Labour Contract Law of P.R.C” and other relevant laws and regulations, and based on the agreement of both Parties after equitable and voluntary negotiation, the Parties hereby conclude the contract (the “Contract”) in Shanghai (city) on date of 03/06/2016 (DD/MM/YY) as follows:

ARTICLE 2. TYPE, TERM AND PROBATION PERIOD
 2.1 Type and Term

☒ Unfixed Term

Starting from _01 July 2016 (DD/MM/YYYY)

☐ Fixed Term

Starting from _____________ (DD/MM/YYYY) to _____________ (DD/MM/YYYY) Both Parties acknowledge and agree that this Contract represents Party B’s first fixed-term contract with Party A.

The term of this Contract shall commence on the date and continue for a period of time as set forth in the above information (the “Term”), unless this Contract is earlier terminated in accordance with its terms. Party A shall recognize Party B’s years of service to Johnson Controls (China) Investment Co., Ltd. (“JCI”) since _03/Jan/2000___.

Where the renewal or amendment to employment permit is required from time to time in accordance with the relevant laws and regulations, the Parties shall enter into labour contract anew based on such laws and regulations.

2.2  Probationary Period

The probation period of Party B is N/A month(s) starting from _____________ (DD/MM/YYYY) to ______ (DD/MM/YYYY).

Specialized employment conditions are:
________________________________________________________________________
________________________________________________________________________

During the probation period, if Party B is confirmed to fail to meet the employment conditions, Party A reserves the right to terminate the contract. After expiry of the probation period, if no party refer termination of the contract, the Party B will be regarded to pass the probation period.

2.3 Assumption of Training Bond (☐ Applicable / ☒ Not Applicable)

The Parties agree that the Training Bond signed between JCI and the Employee (a copy of which is attached hereto as Appendix I) shall be transferred to be performed between the Company and the Employee, with the Company assuming all of JCI’s rights and obligations thereunder.

2.4 Renewal of Contract

As the case may be, prior to the scheduled expiration of the Term, Party A shall either offer Party B a renewal of the Contract, or shall inform Party B in writing that Party A does not intend to renew the Contract. If Party A offers to renew the Contract, Party B shall accept or refuse the renewal in writing prior to the expiration of the Term. In the event that Party B fails to respond prior to the expiration of the Term, Party B shall be deemed to have refused to renew the Contract. In the event that Party B agrees to renew this Contract, he/she shall submit the relevant materials before the expiry hereof, and extend the alien employment permit for him/her.

ARTICLE 3. SCOPE OF WORK

3.1 Work Location / Position

The working location for Party B will be _Shanghai_ (city). The position will be Group VP & GM, Seating Asia Pacific. Party A may assign Party B to travel to a different location to work for a short or long period, which shall not be deemed as a change of work location.

Party B shall be employed by Party A in the working location and position as set forth in above information. Party A may from time to time reassign Party B to a different position in Party A, or assign Party B to work in a different location. Party B shall have the right to file a complaint against the reassignment or relocation, but shall comply with the reassignment or relocation until Party A decides to change the decision. In addition, Party B may, according to his/her ability and specialty, suggest to Party A that he/she be assigned to another position, but shall not leave his/her job until Party A has made the decision. If appropriate, the level of Party B’s salary and benefits may be adjusted upon such newly assigned position.

3.2 Duties of Party B

Party B shall diligently perform his/her duties and responsibilities to the best of his/her ability in accordance with the instructions of his/her supervisors, work in co-operation with Party B’s supervisors and colleagues, and observe the terms of this Contract and the work rules of Party A contained in the Employee Handbook of Party A or other rules and policies issued from time to time by Party A.

3.3 Work Hours

If Party B’s position has already been approved to work under a working hours system different from the standard working hours system or if Party A in the future obtains such approval, Party B hereby agrees to automatically be subject to that alternative working hours system. Party B hereby agrees to provide any assistance necessary for and fully cooperate with Party A in its application for Party B to work under the alternative working hours system.

3.4 Holidays and Leave

During the Term of this Contract, Party B shall enjoy the holidays and leave in accordance with the Employee Handbook and other rules and policies, the relevant laws and regulations as may be adjusted from time to time.

ARTICLE 4. REMUNERATION AND BENEFITS

4.1 Salary and Benefits

The initial salary and benefits of Party B shall be the same as that applicable immediately prior to the Contract commencement date while Party B was with JCI, unless otherwise agreed by the Parties in writing on or prior to the Contract commencement date. Party A may lawfully adjust the salary or other benefits of Party B from time to time based on the performance of Party B, such as the professionalism, working attitude and efficiency, and Party A’s operation situation.

4.2 Payment

Party A will pay all remuneration in Renminbi (RMB) to Party B, less any amount required to be withheld by Party A as individual income tax and otherwise in accordance with the applicable law.

Party B’s salary shall be paid on the fifth (5th) of the following month and shall be paid to Party B through Party B ‘s bank account or be directly paid to Party B in cash (as Party A deems appropriate).

4.3 Additional Remuneration

Party A will pay Party B additional remuneration for overtime work (if any) in accordance with applicable laws and regulations.

4.4 No Disclosure of Remuneration

Party B shall keep his/her salary and other remuneration confidential and not disclose his/her remuneration to any other person.

ARTICLE 5. SOCIAL INSURANCE AND LABOUR PROTECTION

5.1 Social Insurance

Party A will enrol Party B in the social insurance schemes only if non-PRC national employees are required to make contributions under local laws and as necessary under local policy.

5.2 Medical Leave and Benefits

Party A will provide medical leave and benefits, maternity leave for female employees (if applicable), leave and other labour security benefits in accordance with applicable law and the provisions of the Employee Handbook and other rules and policies.

5.3 Labour Protection

Party A will provide necessary work conditions and tools for Party B to perform his/her work, and provide working environment conforming to the labour safety and health standard in accordance with the state regulation.

ARTICLE 6. LABOUR DISCIPLINE

6.1 Labour Discipline

Party B shall comply with all aspects of Party A’s rules relating to labour discipline contained in the Employee Handbook and other rules and policies issued from time to time by Party A.

6.2 Breach of Discipline

If Party B violates any rule relating to labour discipline or any other rules or procedure of Party A, including safety rules, causes damage to Party A, without prejudice to Party A’s rights to claim damages/indemnity against Party B, Party A may take disciplinary action against Party B in accordance with the relevant rules and policies. In serious cases, Party A may terminate employment with Party B in accordance with law. Party A’s rights to take disciplinary action are set forth in the Employee Handbook and other rules and policies issued from time to time by Party A.

ARTICLE 7. AMENDMENT, TERMINATION AND ENDING OF THE CONTRACT

7.1 Through mutual agreement of both Parties, the Contract may be amended subject to relevant laws in written form.

7.2 The contract ends in any of the following conditions:

7.2.1 The contract is expired;

7.2.2 Party B starts to get basic pension legally, or reaches the age of retirement provided by law;

7.2.3 Party A is legally announced to be bankruptcy;

7.2.4 The Party A is revoked business license, ordered to close, be canceled or dissolved in advance;

7.2.5 Party B deceases or is declared dead or missing by the people’s court; and

7.2.6 Other circumstance stipulated by the laws and rules:
7.3 Party A may terminate this Contract immediately and need not pay any economic compensation if there are any of the following situations in Party B side:

7.3.1 When Party B fails to satisfy the recruitment requirements during the probation period;

7.3.2 When party B seriously violates a rule relating to labour discipline or another rule or procedure of Party A (including without limitation breach of Article 9.1 or Article 9.3, or any other serious breach of the company rules);

7.3.3 When Party B commits serious dereliction of duty or graft, thus causing substantial damage to Party A;

7.3.4 When Party B employs the means of deception or coercion or takes advantage of Party A’s difficulties to force it to conclude the Contract or to make an amendment to the Contract, which is contrary to Party A’s will, which causes the invalidation of the Contract held by the arbitral body or the people’s court (Deception includes, without limitation to, disguising or giving false information on the academic records, work experience, seniority and physical condition or providing fake degree certificates, qualification certificates and other unreal material for Party A.);

7.3.5 When Party B has established labour relationship with another entity, which seriously affect the accomplishment of Party A’s work obligations by Party B, or Party B refuses to rectify the matter if the same is brought to his attention by Party A;

7.3.6 When Party B has his/her residence or work permit canceled, or failure to obtain the residence permit or the approval for employment permit;

7.3.7 When Party B is charged with a criminal offense in accordance with law;

7.3.8 Under other circumstances in which the laws or regulations permit Party A to dismiss Party B at any time without notice.

7.4 To the extent permissible by local policies and regulations, Party A may terminate this Contract for any reason by providing one (1) month’s prior written notice or by payment of one (1) month’s base salary of Party B in lieu of notice, without paying any severance.

7.5 Party B may terminate this Contract unilaterally by giving Party A written notice thirty (30) days in advance; Party A reserves the right to waive the aforesaid notice period requirement.

7.6 When the Contract is terminated or ends, or if Party A requires at any time during the Term, Party B shall:

7.6.1 Stop any activities in the name of Party A, or end any unfinished works as per the requirements of Party A;

7.6.2 Handover all the works to Party A side as per the requirements of Party A;

7.6.3 Return immediately all the documents, keys, passports or PC software and the equipment, credit card(s), mobile phone that Party B holds or controls, or any other property related to the business or affairs of Party A completely and thoroughly, Party B agrees that he has no right to keep any aforesaid articles or copies.

7.6.4 Refund Party A any unsettled payments owed to or any expenses refundable to Party A; where Party B fails to refund such payments or expenses, Party A is entitled to deduct such payments or expenses from compensation payable to Party B; if such compensation is not sufficient for the deduction of said payments in full, Party A has the right of recourse against Party B according to law.

If Party A fails or delays to transact the resignation procedures for Party B due to Party B fails to perform the above stipulated responsibilities, Party B shall afford the corresponding liabilities on its own:

ARTICLE 8. ECONOMIC COMPENSATION

8.1 If applicable, Party A shall give Party B economic compensations in accordance relevant laws and regulations when the Contract is terminated or ends, unless the Parties agree otherwise.

8.2 If Party B causes loss to Party A during the term of this Contract, he/she shall make compensation accordingly.

8.3 If Party B accepts any training paid by Party A during the term of the Contract, Party B shall sign the training agreement as per Party A’s requirement before the training, and provide services after the training within the service period (“Period of Service”) stipulated in the training agreement. If the above Period of Service exceeds the term of the Contract, the Contract shall automatically extend till the completion of the above Period of Service unless Party A proposes to end this Contract prior to its expiry.

If due to Party B’s personal reason (excluding Party B’s health, or urgent, unpredictable affairs as recognized by Party A) he/she fails to complete and terminate ahead of schedule the training, or Party A terminates the Contract according to Article 7.3 in this Contract, Party B shall refund the training fees in accordance with the training agreement, including but not limited to the fees charged by training institution, the transportation, accommodation and communication fees related to the training etc. The refundable training fees will be calculated descending to the Service Period Party B completed, and the refunding standards will be subject to the Training Agreement entered into by the Parties.

8.4 Party A’s transfer of Party B to an affiliate with Party B’s agreement does not entitle Party B to the severance fee under this Article 8.1; however, Party B’s service period with and as recognized by Party A under this Contract shall be counted into Party B’s service period with such affiliate of Party A.

ARTICLE 9. CONFIDENTIALITY AND NON-BRIBERY

9.1 Confidentiality

Party B agrees to maintain all information which may be known to Party B concerning operation, management, technology, marketing or financial information of Party A or any business entity affiliated with Party A and information relating to the business and services of Party A as well as any confidential information received by Party A from third parties (the “Confidential Information”) in the strict confidence, and agrees not to disclose, directly or indirectly, in any manner, any Confidential Information to any person inside or outside Party A without the prior written consent of Party A or to use any Confidential Information in competition with Party A or for any purpose other than Party B ‘s performance of his/her duties and obligations under this Contract. Party B specifically agrees that this obligation shall survive the termination or ending of this Contract.

Party B shall, if required in the sole discretion of Party A, enter into a separate Employee Intellectual Property and Confidentiality Agreement with Party A. In this case, the execution of Party B Intellectual Property and Confidentiality Agreement shall be a condition to this Contract and shall constitute an integral part of this Contract.

9.2 Return of Properties, Documents and Data

Upon termination or ending of this Contract, Party B shall promptly, before Party A pays him/her the final compensation and/or severance fee, return to Party A all Party A’s properties (including but not limited to cash, checks, receipts, uniform, keys, copy of the Rules and Systems, vehicles, tools, machinery and office equipment) and original and copies of drawings, blueprints, client lists/database, computer programs, memorandum, notes, formulae, financial statements, marketing information, training materials, operating records and any other documents of Party A or any document provided by a third party to Party A (including data stored in audio, video or any other formats) which are in the possession, custody or control of Party B.

9.3 Offer of Money to Others Not allowed

Party B shall not, and shall not direct any other person to, offer, promise or give to any government official, any political party or official thereof, any candidate for political office, or any other person any money or any item of value while knowing or having reason to believe that all or a portion of such money or item of value will be offered, promised, or given directly to any of those listed above for the purpose of influencing any action, omission, or decision by the recipient in order to obtain or retain business for Party A or to direct business to others.

ARTICLE 10. DISPUTE RESOLUTION

10.1 Dispute Resolution

The Parties shall settle labour disputes in accordance with the following procedure:

10.1.1 The Parties shall first endeavour to settle any dispute arising from the performance of this Contract through consultation.

10.1.2 If consultation fails, the Parties shall apply for arbitration to a local labour dispute arbitration committee

10.1.3 If any Party is not satisfied with an arbitral award, the Party may bring a law suit to the competent People’s Court at the location of Party A’s registered address.

ARTICLE 11. MISCELLANEOUS

11.1 Company Rules

Party B hereby acknowledges receipt and reading of a copy of Party A’s Employee Handbook as in effect as of the date hereof. Party B confirms that he/she fully understands the contents of the Employee Handbook and is willing to comply with all the rules contained therein.

11.2 Compliance with Legal Requirements

If this Contract at any time conflicts with any applicable law, Party A and Party B will comply with all legal requirements and shall promptly amend the Contract accordingly or follow such legal requirements. If any term of this Contract becomes invalid or unenforceable for whatever reasons, the rest of this Contract shall remain binding and enforceable.

11.3 Applicable Law

The formation, validity, interpretation, execution, amendment, termination and ending of this Contract shall be governed by the laws of the PRC (“Chinese Laws”). Chinese Laws means published and publicly available laws, regulations, rules and normative legal documents, etc. duly issued by competent public authorities of the PRC or local government. When the Chinese Laws do not regulate a certain matter, company rules shall apply.

11.4 Integrality

The appendices hereto and any sequent amendments to this Contract and appendices hereto shall be integral parts of this Contract. Both Parties acknowledge that certain other agreements or contracts may be required by Party A to be signed between the Parties from time to time during the Term of this Contract which are necessary for Party A’s business. If Party A so requires, the Parties shall negotiate on and sign such agreements.

11.5 Language

This Contract is executed in both English and Chinese. Both language versions shall be equally authentic. The Parties acknowledge both language texts are substantially the same in all material respects. If there is any conflict between Chinese and English versions, the Chinese version shall prevail.

11.6 Copies

This Contract shall be executed in two originals, of which Party A shall hold one (1) copy and Party B shall hold one (1) copy.

11.7 Other

11.7.1 Matters which are not covered in this Contract shall be handled in accordance with the applicable laws and regulations.

11.7.2 Party B confirms that the information in the first page of the Contract is true and valid, and that any notice of relevant matters that Party A needs to inform Party B should be deemed served if Party A delivers the notice to the “Resident Address” of Party B provided in the first page of the Contract. If there is any change to the “Resident Address in China” of Party B, Party B is obligated to inform Party A in writing within 10 days. If Party B fails to inform Party A of such change, and as a result relevant notice cannot be delivered to Party B timely, Party B shall be responsible of any legal consequence caused thereby. Party A’s notice shall be deemed served when such notice is delivered to the original resident address in China of Party B.

Party A:	Name of Party B:
Adient Management (China) Co., Ltd.	Huan, Jian James

Party A Signature:	Party B Signature:
[SEAL] Adient Management (China) Co., Ltd.	/s/ Huang, Jian James

Appendix:

Appendix I: Training Bond (if applicable)

ADDENDUM

Party A should not terminate this Contract according to article 7.4 in any of the following conditions:

1.1 Party B is confirmed to have totally or partially lost the ability to work due  to occupational diseases or injuries suffered at work;

1.2 Party B is in the medical treatment period because of illness or non-work injuries;

1.3 Party B is a female employee during the pregnancy, maternity, or nursing period;

1.4 Party B is engaged in the works that may bring occupational diseases but left the post without occupational physical examination, or is suspected to be a patient with occupational disease and is in diagnosis or medical observation period;

1.5 Party B has worked continuously for Party A for 15 years or more and is less than 5 years from the statutory retirement age;

1.6 Other circumstances stipulated by laws, administrative rules and regulations.

For the avoidance of any doubt, the provisions of this Article shall no prejudice Party A’s right to terminate the employment with Party B pursuant to Article 7.3.

Party A:	Name of Party B:
Adient Management (China) Co., Ltd.	Huan, Jian James

Party A Signature:	Party B Signature:
[SEAL] Adient Management (China) Co., Ltd.	/s/ Huang, Jian James

TRIPARTITE AGREEMENT

THIS TRIPARTITE AGREEMENT (“Agreement”) is entered into on June 3, 2016 by and among:

(A) Johnson Controls (China) Investment Co., Ltd. (“JCI”);

(B) Adient Management (China) Co., Ltd. (“Adient”); and

(C) Huang Jian James . . . (“Employee”).

The above-named are hereinafter individually referred to as a “Party” and collectively as the “Parties.”

WHEREAS:

A.The Employee is employed by and works for JCI under a certain employment contract;

B.Due to a global business spin-off, JCI will transfer a part of its assets and business to Adient. As a part of the transferred business, the Employee will need to transfer from JCI to Adient;

C.The Parties agree to enter into this Agreement to set forth the terms and conditions of the contemplated transfer of the Employee to Adient.

It is hereby agreed as follows:

1.Effective 0:00 on July 1, 2016 (the “Transfer Date”), the Employee’s employment will transfer from JCI to Adient, in accordance with the terms hereof as well as a new employment contract separately signed by and between Adient and the Employee (on terms and conditions substantially similar with the Employee’s current JCI employment contract), and the Employee’s employment with JCI will terminate simultaneously.

2.Unless otherwise specifically agreed by the relevant parties, Adient shall assume all of JCI’s rights, obligations, agreements, contracts and documents under the employment relationship between JCI and the Employee, including salary, bonus, employee handbook etc., regardless of whether the relevant rights or obligations arise/arose before, on or after the Transfer Date. In addition, Adient shall recognize the Employee’s years of service to JCI since 1/3/2000 as well as any accrued but unused annual leave days as of the Transfer Date; accordingly, no compensation (such as severance payment or annual leave compensation, etc.) will be payable to the Employee upon this employment transfer. The Employee hereby confirms that he/she has no pending issue with JCI.

3.The Employee hereby confirms that the Employee is fully aware of any rights or protections the Employee is entitled to under the law, signs this Agreement willingly, and the Employee’s agreement to the terms herein is irrevocable under any circumstances including for any future change in the Employee’s status (such as sickness, pregnancy, work- or non-work related injury, etc.).

4.This Agreement shall be governed by the laws of China.

5.This Agreement is executed in the English and Chinese languages. Both language versions shall be equally valid.

6.This Agreement is signed in three (3) originals. JCI, Adient and the Employee will each hold one original.

Signature page follows.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

For and on behalf of Johnson Controls (China) Investment Co., Ltd. (Chop)

[SEAL] Johnson Controls (China) Investment Co., Ltd.
Signature

Title

For and on behalf of Adient Management (China) Co., Ltd. (Chop)

[SEAL] Adient Management (China) Co., Ltd.
Signature

Title

The Employee

/s/ Huang, Jian James
Signature